DISTRIBUTION AGREEMENT

This Distribution Agreement ("Agreement") is entered into as of this 9 day of March, 2001, between Direct Access Financial Corporation , and Nevada Corporation ("DAFC"), and SE Global Equities Inc., a Cayman Island Incorporated Company, ("Distributor") (5507-99 Queen's Road Central, Hong Kong

DAFC markets and licenses the software set forth on Schedule A to this Agreement and the corresponding user manuals(s) or other user documentation (collectively, "Licensed Product"). The Licensed Product provides, among other application features (1) electronic message functions in the form of order entry and order routing; and (20 functions to receive, access and/or display market information consisting of securities and commodity prices, other information and other data (collectively "DAFC Data") that is provided by certain stock exchanges, commodity exchanges, news and other information sources (collectively "Sources"). Distributor desires to be authorized by DAFC to market the Licensed Product and to solicitor customers to become licensees of DAFC to use the licensed Product, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, and in consideration of the terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DAFC and Distributor agree as follows:

1. AUTHORIZATION, Distributor is authorized on a non-exclusive basis to market on behalf of DAFC personal, non-exclusive, non transferable licenses to use the Licensed Product and become a DAFC Subscriber on the terms and conditions contained in DAFC's then-existing (professional or non-professional) DAFC Subscriber Agreement ("DAFC Subscriber"). Distributor is authorized to market the Licensed Product on behalf of DAFC only within the geographic territory set forth on Schedule A ("Territory"). Nothing contained in this Agreement shall grant to Distributor the right to create sub-licenses or sub-distribution arrangements. Distributor shall bear all costs and expenses with respect to is marketing of the Licensed Product, DAFC may change, modify, release new versions of, or add to or delete from the Licensed Product set forth on Schedule A at any time and from time to time.

2. ACCEPTANCE OF ORDERS AND GRANTING OF LICENSES BY DAFC, Distributor or the customer shall submit to DAFC a DAFC Subscriber Agreement signed by the customer for acceptance or rejection by DAFC. DAFC shall have the right to accept or reject any DAFC Subscriber Agreements, which are accepted by DAFC, are DAFC customers with respect to receipt and use of the Licensed Product and/or DAFC Data. All orders for licenses of the Licensed Product shall be solicited by Distributor only on the terms and conditions furnished by DAFC from time to time, including the DAFC Subscriber Agreement. A copy of the DAFC Subscriber Agreement in use on the Effective Date (as defined in Section 7) is attached as Exhibit 1 to this Agreement. Access to the licensed product and/or DAFC Date, either directly or indirectly, shall not be provided unless and until the customer has entered into a DAFC Subscriber Agreement with DAFC and paid to DAFC the Initial Payment (as defined in the DAFC Subscriber Agreement). DAFC may change any of the terms or conditions of the version of the DAFC Subscriber Agreement upon notice to the Distributor, and the terms and conditions of the versions of the DAFC Subscriber Agreement in effect on the date of acceptance by DAFC shall control. Any DAFC Subscriber Agreement submitted to DAFC shall be required to have a fully completed DAFC Subscriber information section. Distributor shall have not authority to obligate DAFC to accept of provide the Licensed Product or access to the DAFC Data under any DAFC subscriber Agreement, or to bind or obligate DAFC to any transaction, agreement warranty or guarantee of any kind.

3. DISTRIBUTOR'S RESPONSIBILITIES

(a) Distributor shall endeavor to maintain high standards of business conduct and shall conduct its business at all times in such a manner as will reflect favorable on DAFC and the Sources, as reasonably determined by DAFC, and shall avoid in any way any deceptive, misleading or unethical practices or advertising with respect to DAFC, the Licensed Product and/or the DAFC Data.

(b) The rights granted Distributor pursuant to this Agreement are conditioned upon Distributor's strict compliance with the provision of this Agreement and with all applicable federal, state and local laws, rules and regulations.

(c) Each individual or entity that uses or has access to the Licensed Product and/or the DAFC Data through the Licensed Product must have entered not or be covered by a DAFC Subscriber Agreement with DAFC prior to such use or access, including, without limitation, Distributor, its employees and agents.

(d) Distributor shall not disparage DAFC, its officers, directors, shareholders or employees, any affiliate of DAFC ,or the Licensed Product or DAFC Data.

(e) Distributor shall not, directly or indirectly, in any capacity, during the term of this Agreement and any renewal term, market, license or provide licenses for, represent, or distribute any software product in the Territory, which in the opinion of the DAFC, competes, directly with the Licensed Product that represents more than then (10%) of the Distributors total DAFC business.

(f) Distributor shall comply with all policies of DAFC currently in force of which Distributor has written notice.

(g) If applicable, Distributor shall furnish to DAFC a written report regarding any change in the Distributor's Authorized Users (as defined in the DAFC Subscriber Agreement) or their locations, and any addition of new or loss of present Authorized Users, before the twentieth (20th) day of the current calendar term of Distributor's DAFC Subscriber Agreement to be effective of the next calendar month.

(h) Distributor shall keep DAFC informed of any change in the personnel of Distributor who have primary responsibility for marketing the Licensed Product to customers.

(i) Distributors shall conduct business in its own name, and have an maintain, at its own expenses, all licenses, permits and consents required to conduct its business and to perform this Agreement.

(j) Distributor acknowledges that the Licensed Product may contain DAFC's "InstaQuote" application features that may be accessed and used by Distributor and/or DAFC Subscribers only through a registered broker dealer ("Broker Dealer"). InstaQuote is licensed to Broker Dealers through authorized third-party providers ("InstaQuote Licensors"). Distributor (where Distributor itself is a Broker Dealer) or Distributor's Broker Dealer (where Distributor is not a Broker dealer) must enter into a license agreement with a DAFC Licensor ("DAFC Agreement") to obtain a personal, non-exclusive, non-transferable license to InstaQuote in order to activate the application features of InstaQuote through the Licensed Product. Distributor acknowledges that the Broker Dealer shall be solely responsible for the management and oversight of any and all orders placed, taken and /or submitted by a DAFC subscriber, including without limitation, the initiation or cancellation of any such orders and/or the opening and closing of any trading accounts. Distributor further acknowledges that DAFC has no control over or responsibility for managing, monitoring, overseeing and/or initiating or canceling any such order and that DAFC is not a Broker Dealer and is not providing any services which require licensing or registration with the NASD, SEC or any other regulatory body or exchange. The Broker Dealer shall at all times be responsible and liable for any trades, trading activity, trade confirmation, order execution or securities related transactions.

(k) Distributor acknowledges and agrees that DAFC and the Sources assume no responsibility and shall not be liable to Distributor or the DAFC Subscribers for any decisions made or action taken in reliance upon the Licensed Product, the DAFC Data and/or other information or data provided through the Licensed Product and/or DAFC Data. If applicable, all orders and trades are the DAFC Subscriber's and/or Distributor's or Broker Dealer's responsibility and are placed, taken and/or submitted at Distributor's, its Broker Dealer's and/or DAFC Subscriber's sole risk. Distributor acknowledges and agrees that the Licensed Product, the DAFC Data and/or any other information and data provided through the Licensed Product and/or DAFC Data re not intended to provide legal, investments or tax advice and any DAFC Subscriber requiring such advice should consult professional advisors.

4. FEES; THIRD PARTY BILLING

(a) Distributor or the DAPC Subscribers, as applicable, shall pay DAFC for amounts owed to DAFC pursuant to the respective DAFC Subscriber Agreements. Distributor may be designated a third party payor ("Billing Party") under a DAFC Subscriber Agreement, in which case Distributor shall be liable for and shall pay all amounts due and payable to DAFC and the Sources pursuant to such DAFC Subscriber Agreement in accordance with the payments terms set forth on Schedule A hereto. Such amounts include, without limitation, all license fees, any fees or amounts (including exchange fees) payable to the Sources (if not billed directly) (collectively "Source Fees"), and any applicable federal or state or local sales, use, property or other taxes or assessments (collectively "Taxes"), as such terms are more fully described in the respective DAFC Subscriber Agreement These amounts do not include any amounts payable to InstaQuote Licensor pursuant to a InstaQuote Agreement, which are separately payable to a InstaQuote Licensor. Any maintenance, installation or implementation services or charges with respect to the Licensed Product or DAFC Data, or any services for equipment or system configuration, for or on behalf of Distributor or any DAFC Subscriber, are not covered under this Agreement and must be agreed to with DFC n a separate written agreement.

(b) All Source Fees are subject to change upon notice to the DAFC Subscriber pursuant to the applicable agreement between the Source and the DAFC Subscriber. If Distributor is the Billing Party, Distributor shall at all times remain laible for Taxes, whether or not invoiced or charged under this Agreement or the applicable DAFC Subscriber Agreement. If Distributor is the Billing Party, all other fees, chanrges and amounts payable with respect to the Licesned Product and/or DAFC Data, including the license fees, are subject to change upon notice given to Distributor in accordance with Schedule A hereto.

(c) Failure to pay license, Source Fees, Taxes or other charges or amounts to DAFC or the Sources under this Agreement or a DAFC Subscriber Agreement when due shall be a breach of this Agreement and the respective DAFC Subscriber Agreement (a "Failure To Pay"). Notwithstanding anything else contained in this Agreement, in the event of a Failure to Pay, DAFC may immediately terminate, in addition to all other remedies available to DAFC, access to all or any of the Licensed Product and/or DAFC Data and termiante any DAFC Subscriber Agreement under which payment has not been received. Upon a Failure to Pay, DAFC may assess a late charge at a rate of two percent (2%) per month, or the highest rate permitted by law, whichever is less, on all unpaid amounts from the due date until paid in full. Distributor shall pay all reasonable attorneys' fees and costs of collection incurred by DAFC in collecting all unpaid amounts hereunder. DAFC reserves the right to require at any time from Distributor a prepayment of any license fees, Source Fees and Taxes under any DAFC Subscriber Agreement under which Distributor is the Billing Party.

5. DISCLAIMER OF WARRANTIES

THE LICENSED PRODUCT AND THE DAFC ARE PROVIDED "AS IS" AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES AS TO ACCURACY, FUNCTIONALITY, PERFORMANCE OR MERCHANTABILITY, DAFC AND THE SOURCES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE. DAFC AND THE SOURCES MAKE NO REPRESENTATION, WARRANTY OR COVENANT CONCERNING THE ACCURACY, COMPLETENESS, SEQUENCE, TIMELINESS OR AVAILABILITY OF THE LICENSED PRODUCT OR THE DAFC DATA OR ANY OTHER INFORMATION OR THE LIKELIHOOD OF PROFITABLE TRADING USING THE LICENSED PRODUCT OR DAFC DATA. DISTRIBUTOR AND THE DAFC SUBSCRIBERS ACCEPT FULL RESPONSIBILITY FOR ANY INVESTMENT DECISIONS OR STOCK TRANSACTIONS MADE BY DISTRIBUTOR OR THE DAFC SUBSCRIBERS USING THE LICENSED PRODUCT OR DAFC DATA. NO SALES PERSONNEL, EMPLOYEES, AGENTS OR REPRESENTATIVES OF DAFC OR ANY THIRD PARTY ARE AUTHORIZED TO MAKE ANY REPRESENTATIONS, WARRANTY OR COVENANT ON BEHALF OF DAFC OR THE SOURCES. ACCORDINGLY, ADDITIONAL ORAL STATEMENTS DO NOT CONSTITUTE WARRANTIES AND SHOULD NOT BE RELIED UPON AND ARE NOT PART OF THIS AGREEMENT OR ANY DAFC SUBSCRIBER AGREEMENT. NEITHER DAFC NOR ANY OF ITS AFFILIATES OR SOURCES REPRESENT OR WARRANT THAT THE LICENSED PRODUCT OR THE DAFC DATA WILL BE UNINTERRUPTED OR ERROR-FREE. DISTRIBUTOR EXPRESSLY AGREES THAT USE OF THE LICENSED PRODUCT AND/OR THE DAFC DATA IS AT ITS AND THE DAFC SUBSCRIBER'S SOLE RISK AND THAT DAFC AND THE SOURCES SHALL NOT BE RESPONSIBLE FOR ANY TERMINATION, INTERRUPTION OF SERVICES, DELAYS OR ERRORS CAUSED BY ANY TRANSMISSION OR DELIVERY OF THE LICENSED PRODUCT AND/OR DAFC DATA OR CAUSED BY ANY COMMUNICATIONS SERVICE PROVIDERS. THE SOFTWARE, THE HARDWARE, AND THE APPLICATION SERVICES ARE PROVIDED "AS IS" AND NO WARRANTIES, EXPRESS OR OTHERWISE, ARE MADE REGARDING THEM. LICENSEE HEREBY AGREES AND ACKNOWLEDGES THAT THE SOFTWARE IS IN A "BETA" TEST PHASE AND AS A RESULT HAS NO TRACK RECORD OR PROVEN ABILITY TO OBTAIN THE INTENDED RESULTS. LICENSOR MAKES NO WARRANTIES AS TO THE PERFORMANCE OR RESULTS OF THE SOFTWARE, THE HARDWARE, OR THE APPLICATION SERVICES. LICENSEE FURTHER ACKNOWLEDGES AND AGREES THAT LICENSOR DOES NOT WARRANT THAT THE SOFTWARE, HARDWARE, OR THE APPLICATION SERVICES WILL DELIVER ORDERS TO THE EXCHANGES, IF APPLICABLE FULLY OR COMPLETELY ARRANGE OR DISPLAY THE DESIRED OR ACQUIRED DATA, IF APPLICABLE, OR THAT THE DATE THEY RECEIVE, PROVIDE, ARRANGE OR DISPLAY IS TRUE, ACCURATE OR REAL-TIME. IN ADDITION, LICENSEE AGREES AND ACKNOWLEDGES THAT THE SOFTWARE'S CALCULATIONS MAY NOT BE CORRECT AND THAT THE SOFTWARE OR HARDWARE MAY FAIL WITHOUT WARNING. LICENSEE HEREBY AGREES AND UNDERSTANDS THAT LICENSOR MAKES NO WARRANTIES OR GUARANTIES AS TO THE TIMELY OR CORRECT INSTALLATION OF THE SOFTWARE, OR THE HARDWARE OR ANY DOWN TIME THAT THE SOFTWARE OR HARDWARE MAY CAUSE LICENSEE IN ITS BUSINESS, EVEN IF LICENSOR IS ACTUALLY NOTIFIED OF THE POTENTIAL OF SUCH LOSSES. LICENSEE IS A SOPHISTICATED BUSINESSPERSON AND HAS EXERCISED ITS OWN JUDGMENT AND DILIGENCE IN REVIEWING THE SOFTWARE, THE HARDWARE, AND THE APPLICATION SERVICES AND THEIR CAPABILITIES. LICENSEE HAS MADE AN INDEPENDENT JUDGMENT TO ACQUIRE THE SOFTWARE AND THE HARDWARE AFTER ITS OWN REVIEW AND INVESTIGATION WITHOUT REGARD TO ANY WARRANTIES OR REPRESENTATIONS MADE BY LICENSOR. THIS SECTION SHALL SURVIVE TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

6. LIMITATION OF LIABILITY, OTHER THAN AS EXPRESSLY SET FORTH IN A DAFC SUBSCRIBER AGREEMENT FOR WHICH DISTRIBUTOR IS THE BILLING PARTY OR IN THIS SECTION, DAFC, ITS AFFILIATES, AND THE SOURCES SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF USE, TRADING LOSSES OR LOSS OF OTHER COSTS OR SAVINGS) RESULTING FROM, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE PROVISION, OR LACK OF PROVISION , OF THE LICENSED PRODUCT AND/OR THE DAFC DATA, THE FAILURE OF DAFC TO ACCEPT ANY ORDER OR TO ENTER INTO ANY DAFC SUBSCRIBER AGREEMENT, OR DISRUPTION OF ANY SERVICES, REGARDLESS OF CAUSE OR FORM OF ACTION, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, STATUTORY LIABILITY OR OTHERWISE, AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEN, UNFORESEEN OR FORESEEABLE, EVEN IF DAFC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THE TERMS OF THIS SECTION, OR ANY PART THEREOF, SHALL BE HELD INVALID AND UNFORCEABLE BY A COURT OF COMPETENT JURISDICTION, DAFC'S TOTAL LIABILITY UNDER THE TERMS OF THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT EQUAL TO THE FEES AND CHARGES PAID BY DISTRIBUTOR AS THE BILLING PARTY TO DAFC UNDER THE RESPECTIVE DAFC SUBSCRIBER AGREEMENT FOR THE ONE (1) CALENDAR MONTH IN WHICH SUCH DAMAGES FIRST ACCRUED. THIS SECTION SHALL NOT RELIEVE DAFC FROM LIABILITY FOR DAMAGES THAT RESULT FROM ITS OWN GROSS NEGLIGENCE OR WILLFUL TORTIOUS MISCONDUCT. THIS SECTION SHALL SURVIVE ANY TERMINATION OR EXPIRATION AND NON-RENEWAL OF THIS AGREEMENT.

7. TERM AND TERMINATION

(a) The term of this agreement shall be for a minimum term as described on Schedule A ("Minimum Term") commencing on the Effective Date (as defined below). Thereafter the term of this Agreement shall automatically renew on a month to month basis, provided the Agreement has not been earlier terminated as provided below, or by DAFC or Distributor providing written notice to the other no less than the number of days set forth in Schedule A before the end of the then-current term that the non-renewing party does not desire to renew the term of the Agreement. Regardless of the length of the Minimum Term, the term in all cases shall end on the last day of the calendar month. "Effective Date" means the date on which this Agreement is accepted by DAFC and set forth at the beginning of this Agreement.

(b) Distributor agrees that DAFC may modify or change the terms of this Agreement (including expanding or contracting the Territory, provided DAFC does not eliminate the entire Territory) upon notice to Distributor no less than the number of days set forth in Schedule A before the end of the then-current term to be effective on the first day of the next succeeding term of this Agreement, except as provided in Section 4 with respect to license fees, Source Fees, Taxes and amounts otherwise payable to DAFC, which may be modified or changed in accordance with the terms set forth therein. In the event Distributor breaches any term or condition of this Agreement, DAFC may, in its sole discretion, terminate this Agreement upon notice (or no notice as provided in Section 12) and without liability of any kind of DAFC to Distributor or of DAFC to any person or entity claiming by or through or on behalf of Distributor with respect to such termination. Notwithstanding anything else contained in this Agreement, DAFC may terminate this Agreement immediately or discontinue any access to the Licensed Product and/or DAFC Data, without notice or liability, whenever any regulatory organization or Source requires such discontinuance.

(c) Termination of this Agreement by DAFC under the provisions of this Section for a breach by Distributor shall be without prejudice to any other remedy that DAFC may have against Distributor, all of which remedies shall be cumulative and none of which shall be the exclusive remedy of DAFC. Upon termination of this Agreement, all unpaid license fees, Source Fees, Taxes and other charges incurred to such date shall become immediately due and payable to DAFC and/or the Sources, as applicable. In addition to and notwithstanding the above, if Distributor or any of its employees, agents or representatives shall attempt to use or dispose of the Licensed Product and/or DAFC Data in a manner contrary to the terms of this Agreement or any applicable DAFC Subscriber Agreement, DAFC shall have the right, in addition to such other remedies as may be available to it, to seek injunctive relief enjoining such acts or attempts, it being acknowledged that all remedies at law are inadequate. The provisions of this Section and Sections 3, 4, 5, 6, 8, 9, 10, 11,16, 17 and 18 shall survive the termination or expiration and non-renewal of this Agreement.

8. INDEMNIFICATION. Distributor agrees to indemnify, defend and hold DAFC, its affiliates, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns, and the Sources, harmless from and against any and all claims, losses, damages, liabilities, obligations, judgments, causes of action, costs, charges, expenses and fees (including reasonable attorneys' fees and costs and such fees and/or penalties as the Sources may impose) arising out of: (a) any breach or alleged breach by Distributor of this Agreement; or (b) any negligence or willful or reckless actions or misconduct of Distributor or Distributor's employees or agents with respect to this Agreement or DAFC or the DAFC confidential information. DAFC reserves the right to select its own attorneys at Distributor's cast. This Section shall survive any expiration and non-renewal or termination of this Agreement.

9. CONFIDENTIALITY.

(a) General. Distributor acknowledges that it may come in contact with, receive, have access to or create confidential and proprietary information of DAFC in its performance of this Agreement. Distributor shall take all reasonable precautions necessary to safeguard the confidentiality of the confidential information of DAFC, including at a minimum, those taken by Distributor to protect Distributor's own confidential information, which, in no event, shall be less than a reasonable standard of care. Distributor shall not allow the removal or defacement of any confidentiality or proprietary notice placed on the Licensed Product, DAFC Data and/or other confidential information of DAFC. The placement of copyright notices on these items shall not constitute publication or otherwise impair their confidential nature. Distributor shall maintain the confidentiality of the DAFC proprietary and confidential information for the term of this Agreement and for five (5) years after the termination or expiration and non-renewal of this Agreement For any reason, and with respect to trade secrets, until such time as each such trade secret cease to be a trade secret.

(b) Disclosure. Distributor shall not disclose, in whole or in part, the information that has been designated as confidential by DAFC to any individual or entity, except for use in accordance with this Agreement or as required by any applicable law or regulatory body Distributor acknowledges that any unauthorized use or disclosure of the Licensed Product or DAFC Data or the other confidential and proprietary information of DAFC may cause irreparable damage to DAFC. If an unauthorized use or disclosure occurs, Distributor shall immediately notify DAFC and, at Distributor's expense, shall take all steps necessary to recover the Licensed Product, DAFC Data and/or other confidential and proprietary information of DAFC from any unauthorized user and shall prevent subsequent unauthorized use or dissemination.

10. TRADEMARKS AND SERVICE MARKS. Distributor agrees that all marketing efforts and all documentation related to the Licensed Product and/or DAFC Data, including, but not limited to, print and electronic advertisement and literature, shall state that the Licensed Product is the property of and licensed by DAFC.

DAFC grants to Distributor a personal, non-exclusive, non-transferable license to use DAFC's trademarks and service marks ("Marks") in accordance with DAFC then-current policies with respect to advertising, promotion, use and display or DAFC's Marks or as otherwise specified in an Addendum to this Agreement. Distributor shall include in any and all advertising, promotional or informational materials, websites, or other print or electronic media, the copyright notices(s) and Marks of DAFC as they appear on the Licensed Product and/or DAFC Data. Distributor shall submit to DAFC, for DAFCS review and approval prior to using and/or displaying DAFC's Marks, all promotional materials, advertising and other materials using and/or displaying DAFC's Marks. Except for those limited rights expressly granted herein, no other rights to the Marks including, without limitation, any title or ownership rights are granted hereunder. At any time during or after the termination of this Agreement, Distributor shall not assert, claim any interest in, seek to register directly or indirectly, or take any action that may adversely affect the validity of any Marks or other notices of proprietary rights of DAFC including, without limitation, any act that may infringe, lead to the infringement or dilute the distinctiveness of any Marks or other notices of proprietary rights of DAFC. Distributor agrees to notify DAFC promptly of any known or suspected misuse of the Marks or other of DAFC's notices of proprietary rights and cooperate with DAFC in any proceedings brought to enforce any rights, title or interest in any Marks or other notices of proprietary rights used under this Agreement. Distributor, its agents and contractors shall not display, alter or use on any Web site, or in any printed documents, whether promotional, informational or otherwise, the DAFC Subscriber Agreement or any other documents provided by DAFC or the Sources unless otherwise authorized in writing by DAFC. Distributor acknowledges and agrees that the Marks are the property of and are valuable to DAFC, represent the goodwill of DAFC and are distinctive.

11. EQUITABLE RELIEF. Distributor acknowledges that any breach of its obligations under this Agreement with respect to the Licensed Product, the DAFC Data, or any other proprietary and confidential information of DAFC or the Sources will cause irreparable injury to DAFC and/or the Sources, as applicable, for which there are inadequate remedies at law and, therefore, DAFC and/or the Sources shall be entitled to equitable relief in addition to all other remedies provided by this agreement or available at law.

12. COMPLIANCE WITH LAWS. Distributor shall comply with all applicable Federal state and local laws, rules, and regulations. Distributor represents and warrants that Distributor shall not intentionally engage in, nor is to its knowledge currently engaged in, the operation of any unlawful transactions and/or business. Distributor shall not use, nor shall Distributor permit any third party to use, the Licensed Product and/or the DAFC Data for any unlawful purpose. In the event DAFC believes that Distributor is not in compliance with the terms of this Section, DAFC reserves the right to terminate this Agreement at any time with or without notice and without incurring any liability or obligation in connection therewith.

13. RELATIONSHIP BETWEEN PARTIES. The relationship between Distributor and DAFC is that of independent contractors and nothing contained in this Agreement shall be construed to constitute either party as the partner, joint venturer, employee or agent of the other.

14. ASSIGNMENT. Distributor shall not assign, delegate or otherwise transfer this Agreement or any of its rights or obligations hereunder, in whole or in part, without DAFC'S prior written consent.

15. FORCE MAJEURE. Neither party shall have any liability for any failure or delay in performing any obligation under this Agreement (except for payments due and owing to DAFC or the Sources) due to circumstances beyond its reasonable control including, but not limited to, acts of God or nature, actions of the government, fires, floods, strikes, civil disturbances or terrorism, or power, communications line, satellite or network failures.

16. GOVERNING LAW; EXCLUSIVE JURISDICTION. This Agreement, and all the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement or the transaction(s) contemplated by it, shall be governed by, construed and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws provisions of the State of Texas which would refer to and apply the substantive laws of another jurisdiction). Any suit or proceeding relating to this Agreement shall be brought in the courts, state and federal, located in Dallas, Dallas County, Texas.

DISTRIBUTOR HEREBY CONSENTS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF THE COURTS, STATE AND FEDERAL, LOCATED IN DALLAS, DALLAS COUNTY, TEXAS.

17. PAYMENT OF LEGAL COSTS AND FEES. In the event any legal action is taken by either party to enforce the terms of this Agreement, the non-prevailing party shall pay all related court costs and expenses including, without limitation, disbursements and reasonable attorneys fees, of the prevailing party.

18. MISCELLANEOUS. All notices or approvals required or permitted under this Agreement must be given in writing and sent by mail to the addresses set forth in this Agreement. Distributor shall give prompt written notice to DAFC of any change of the name, nature or address of the Distributor's business. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. No third party beneficiaries are contemplated by this Agreement, and specifically any DAFC Subscriber shall not be deemed a third party beneficiary under or pursuant to this Agreement. Any waiver or modification of this Agreement shall not be effective unless executed in writing and signed by an authorized representative of DAFC and Distributor. The failure of either party to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed to be a waiver or modification by the parties of any of their rights under this Agreement. If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, in whole or in part, such holding shall not affect the validity of the other provisions of this Agreement, unless DAFC in good faith deems the unenforceable provision to be essential, in which case DAFC may terminate this Agreement effective immediately upon notice to Distributor. This Agreement, together with all of the Exhibits, Schedules, Attachments and Addenda hereto which are incorporated into this Agreement in full by this reference thereto, constitute the complete and entire agreement between the parties and supersedes any prior agreements or understandings between the parties with respect to its subject matter. The recitals appearing at the beginning of this Agreement are incorporated into its terms and conditions in full by this reference thereto. Distributor represents that the signatory below is authorized to act in behalf of the named Distributor.

IN WITNESS WHEREOF, the parties have entered into this Distribution Agreement as of the date first written above.
SE GLOBAL EQUITIES INC. By: /s/ signed Authorized Signatory Title: President & CEO DIRECT ACCESS FINANCIAL CORPORATION By: /s/ signed Authorized Signatory Title: President & CEO

SCHEDULE A

I. Term

This Agreement shall have a "Minimum Term" of one (1) year from the "Effective Date" of this Agreement. Any changes/modifications as described in this agreement shall require thirty-day (30) notice.

This Agreement is eligible for a second term, of one (1) year, as long as Distributor maintains a minimum of five hundred (500) software users per month during the second term. Additionally, this Agreement is eligible for a third term, of one (1) year, as long as Distributor maintains a minimum of one thousand (1000) software users per month during the third term. If at anytime during term two and/or three the minimum number of software users are not met, this agreement will automatically revert back to a month-to-month term. DAFC and Distributor must agree to any changes of the Software and Order Routing Fees prior to thirty-days (30) of any additional terms commencing.

II. Order Destinations

For direct electronic message routing to any or all of the order destinations listed below, select which destination(s) are desired by checking the applicable box.
ORDER DESTINATION	CHECK IF APPLICABLE	ROUTING FEE
Island		Billed direct from source
ISI		Billed direct from source
ARCA		Billed direct from source

Licensee is solely responsible for obtaining, executing and submitting all forms and agreements required by each order destination. Licensee must provide DAFC with proof of authorization from each destination prior to set up of direct electronic message routing services.

III. Order Routing Fees

Order Routing Fees per executed Order: All trades $1.50 (does not apply to Demo trades)

Monthly Minimum Fee: $5,000.00 per license (Private Label Only) (waived for first month)

Distributor may designate Allen Douglas Direct, on its behalf, to remit all Order Routing Fees to DAFC.

IV. Software Fee

Software fee per user: $150.00 (Demo fees $75.00 per user up to 100 users)

Software Fee does not include exchange fees or additional fees by Sources.

Monthly Minimum Fee: $5,000.00 per license (waived for first month)

V. Territory

World Wide

VI. Miscellaneous

The parties to this Agreement have at the same time entered into a Licensing Agreement. If at anytime the licensing Agreement is no longer in effect, then in that event, this Agreement shall terminate subject to any continuing rights or remedies available to either party.